Exhibit 99.1

Beeline Eliminates $7 Million in Debt, Positioned for Cash Flow Positive Operations by Q1 2026

Providence, Rhode Island – September 4, 2025 – via IBN – Beeline Holdings, Inc. (Nasdaq: BLNE) (“Beeline” or the “Company”), the fast-growing digital mortgage platform redefining the path to homeownership, today announced that it has successfully paid down all of its outstanding debt. This excludes the Company’s warehouse lines, which are used exclusively to fund mortgage transactions that generate revenue for Beeline. These loans are typically held for approximately 20 business days before being sold, with proceeds replenishing the warehouse lines.

Beeline entered 2025 carrying more than $7 million in debt. As of September 3, 2025, the Company has finalized payments on all notes payable and secured credit facilities, including senior secured debentures, bringing its balance sheet to debt-free status ahead of schedule.

Nick Liuzza, Co-founder and CEO of Beeline, stated “Becoming debt-free by the end of 2025 was one of our key strategic goals. Achieving this milestone earlier than planned strengthens our financial foundation and allows us to focus fully on growth and innovation. It’s a testament to our team’s discipline and execution.”

With this strengthened balance sheet, Beeline is accelerating toward profitability. The Company has seen encouraging trends in leading revenue indicators, combined with cost optimization initiatives and upcoming product launches. Based on current forecasts, Beeline expects to achieve cash flow positive operations by Q1 2026.

About Beeline Holdings, Inc.

Beeline Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans—whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding achieving positive cash flow from operations in 2026 and future profitability. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the state of the U.S. economy and inflation, the future of U.S. tariff policy and uncertainties arising from tariff litigation, our ability to attract homeowners to our products and services, the demand for and success of our services, technology and collaborations, the ability of us and third parties on which we depend to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, and the Risk Factors contained in our Prospectus Supplement dated May 1, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations – Contact

ir@makeabeeline.com

Media - Contact

press@makeabeeline.com

Wire Service Contact:

IBN
Austin, Texas
www.InvestorBrandNetwork.com
512.354.7000 Office
Editor@InvestorBrandNetwork.com